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                                  Exhibit 10.41

  Federal Ministry of Economics and Technology (Germany), Grant Notification to
                         GAIA, dated September 10, 2001

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[Letterhead of FEDERAL MINISTRY OF ECONOMICS AND TECHNOLOGY]

File no.: IIIAB 40003 0329910D                                Bonn, 09.10.2001
(Please quote in correspondence)

Federal Ministry of Economics and Technology .  D-53107 Bonn

GAIA Akkumulatorenwerke GmbH
Montaniastrasse 17

99734  Nordhausen


Notification of a grant


Subj.: Grant under the federal budget, department budget 09, chapter 0902, title
       68697, 2001 financial year, for the project: "Future investment programme ZIP 2001; lithium-ionic- polymeric batteries for hybrid vehicles with an extremely low fuel consumption" Executing office: R & D area technological college

       Promotion identification no.: 03299 1OD

Re:    Your application dated 10.05.2001 as revised on 05.07.2001


Encl.: - Copy "Supplementary Provisions for Grants on a Cost Basis" of the of the BMBF - NKBF 98 - (status as per 01.03.1999 - print 2000)/1/
       -    Total preliminary calculation
       - Printed form "Notes for Applicants of Project Aid on the Preparation of Cooperation Agreements for Collaborative Projects"
       - Overview of the special information centres and nation-wide information facilities
       - Copy "Notes on the Completion of the Report Sheet and the Document Control Sheet"
       -    Printed form "Report Sheet/Document Control Sheet"
       -    Printed form "Acknowledgement of Receipt"
       - Printed form "Demand for Payment" with notes for recipients of payments
       -    Further supplementary regulations and notes
       -    Printed form "Proof of Employment of Funds"
       - Printed form "Notification of the Promotion Identification No. for Registrations of Proprietary Rights" (according to no. 10.3 NKBF 98) Specimen "R & D Contract ZE" with BEBF - ZE 98 /1,2/
       - Printed form "Notification of the BMWi/3/ Promotion Identification No. for Registrations of Proprietary Rights" (according to no.
            section 12 (2) BEBF-ZE 98)

Translator's note: receipt stamp dd. 12.10.01 positioned top right of page on original; cf. also footnotes 2,3 below

----------------------
/1/ According to the public announcement of the Federal Ministry of Economics and Technology (BMWi) in the Federal Gazette of 18.02.1999, page 2041, these supplementary regulations are also applied to the BMWi from 01.03.1999 for the task areas assumed by the BMBF of energy supply (basic issues on energy research, rational use of energy, renewable sources of energy, new energy conversion techniques, reactor safety, waste disposal, fuel cycle), aeronautics research and multimedia. In addition, they also apply in those areas in which they are separately declared as applicable.
/2/ Abbreviations unknown
/3/ Federal Ministry of Economics and Technology

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                                       -2-

Dear Sir or Madam,

1. Amount of the grant / type and form of financing / project-tying / appropriation period / payment schedule

As a project aid I allocate to you a non-repayable grant of 50 % of your total production costs actually incurred which are eligible for subsidisation and are to be established on the basis of actual costing, however a maximum amount of

                                 DM 4,273,448.00

(in words: four- two - seven - three- four- four - eight Deutsche Mark) (proportional financing).

The federal grant is subject to the availability of the allotted public funds.

The grant is purpose-tied; it may only be used for the above project in accordance with your application dated 10.05.2001 including any supplements (see reference) and the enclosed total preliminary calculation amended by me after consultation with you.

The allocation requires that the total financing of the project remains hedged.

The notification of the grant applies for the period from 01.09.2001 until
31.08.2003 (appropriation period).

Only the costs incurred for the project in the appropriation period may be claimed under the grant.

I intend to provide the cash for the grant as follows:

                   DM 2,136,724.00.00 in the 2001 financial year
                   DM 1,068,362.00 in the 2002 financial year
                   DM 1,068,362.00 in the 2003 financial year

Should there be a change in the timing of your funding requirements compared to your application, I am to be informed of this fact without delay so that an attempt can be made to cater for the payments schedule.

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                                       -3-

2. Supplementary regulations and notes

The enclosed NKBF 98 supplementary provisions are a part of this notification subject to the regulations set forth below:

In addition, further supplementary regulations and notes apply as follows and as enclosed in the annex:

-   Authorisation by the European Commission

    The promotional measure underlying this grant was authorised by the European Commission on 03.02.1998 (subsidy no. N 269/97).

- Project-specific and other equipment used in the course of sub-contracts to third parties

    For the award of a subcontract on a cost basis within the meaning of no. 3 NKBF 98, only imputed depreciation allowance may be offset for project-specific and other equipment used.

-   Lump-sum settlement procedure

    The costs shall be billed based on the lump-sum procedure according to no.
    5.6 NKBF 98. This requires that the individual costs can be established and proved at least on the basis of commercial bookkeeping records. It is not possible to change from the lump-sum accounting method to the accounting method based on cost-plus pricing formulae within the scope of this project.

    The "time sheets for lump-sum accounting" according to no. 19.4 NKBF 98 are to be submitted with the first intermediate records and must only be sent if especially requested.

-   Cooperation with third parties

    The project is to be carried out in cooperation with I+ME ACTIA Informatik und Mikroelektronik GmbH, Braunschweig. The cooperation is to be described in the case reports.

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                                       -4-

The coordinator of this collaborative project must inform me by 31.03.2002 in writing whether the cooperation agreement was concluded in compliance with the enclosed regulations (Notes for Applicants of Project Aid on the Preparation of Cooperation Agreements for Collaborative Projects).

This notification of a grant includes a general right of reservation to revoke the grant. If the cooperation agreement is not signed by all the collaborators by 31.03.2002, I will immediately examine whether to revoke the grant because the cooperation agreement is essential for the promotion of the collaborative project. The materialisation of the cooperation agreement in due time is therefore in your own interests.

-   Notes for Recipients of Payments

    The "Notes for Recipients of Payments" enclosed with this notification must be observed.

-   Requirements for payment of the grant

    The grant cannot be paid until the notification has become legally valid after the expiry of the period of appeal and after all other requirements have been satisfied.

    You can bring about the legal validity of the notification of a grant earlier if you declare that you waive an appeal on the acknowledgement of receipt (printed form enclosed).

    A printed form for demanding payment of the grant has already been enclosed with the notification of the grant if the payment schedule has planned that a payment is made in the current financial year. If you do not waive the filing of an appeal in the acknowledgement of receipt, you must wait until the period of appeal has expired and, if applicable, enclose a statement with the first demand for payment explaining that you have not filed an action before the administrative court.

-   Calling in a project sponsor

    As the project sponsor for the sponsoring field of energy, the research centre Julich GmbH, PTJ 41 (phone: 02461/61-2736) is authorised to process the grant in the name and for account of the BMWi and to take the legal actions required for this purpose independently in accordance with the directives granted by BMWi.

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                                       -5-

    I therefore request you to send all the records concerning the implementation and processing of the project to the project sponsor.

3. Instructions on legal remedies

You may bring an action against this notification before the Court of Administration in Berlin, Kirchstrasse 7, 10557 Berlin-Moabit, in writing or by declaring this orally to the recording clerk of the court within one month after the announcement.

The action must name the plaintiff, the defendant and the subject matter of the plaintiff's claim. It must contain a specific application. The facts serving to substantiate the case and evidence should be stated.

The action and all the annexes should be enclosed in as many copies as required for each party involved to receive one copy.


Yours sincerely
By order


Geipel

This copy of the notification was issued using DP facilities and is therefore not signed.